UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

June 21, 2023

Date of Report (Date of earliest event reported)

PhenomeX Inc.

(Exact name of registrant as specified in its charter)

Delaware	35-2415390
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

001-39388

(Commission File Number)

5858 Horton Street, Suite 320
Emeryville, California	94608
(Address of principal executive offices)	(Zip Code)

(510) 858-2855

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.00005 par value	CELL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On June 21, 2023, PhenomeX Inc. (the “Company”) received a notice (the “Notice”) from The Nasdaq Stock Market (“Nasdaq”) that the Company is not in compliance with Nasdaq’s Listing Rule 5450(a)(1) (the “Minimum Bid Price Rule”), because the minimum bid price of the Company’s common stock has been below $1.00 per share for 30 consecutive business days. The Notice has no immediate effect on the listing or trading of the Company’s common stock on The Nasdaq Global Select Market.

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has 180 calendar days, or until December 12, 2023, to regain compliance with the Minimum Bid Price Rule. To regain compliance, the closing bid price of the Company’s common stock must be at least $1.00 per share for a minimum of ten consecutive business days during this 180 calendar day grace period, unless Nasdaq exercises its discretion to extend this ten-day period pursuant to Nasdaq Listing Rule 5810(c)(3)(H).

In the event the Company does not regain compliance with the Minimum Bid Price Rule by December 12, 2023, the Company may be eligible for an additional 180 calendar day compliance period if it elects to transfer to The Nasdaq Capital Market. To qualify, the Company would be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the Minimum Bid Price Rule, and would need to provide written notice of its intention to cure the bid price deficiency during the second compliance period. However, if it appears to Nasdaq’s staff that the Company will not be able to cure the deficiency or if the Company is otherwise not eligible, or if the Company’s common stock has a closing bid price of $0.10 or less for ten consecutive trading days during any such compliance period, Nasdaq would notify the Company that its common stock would be subject to delisting. The Company may appeal any such determination to delist its common stock, but there can be no assurance that any such appeal would be successful.

There can be no assurance that the Company will regain compliance with the Minimum Bid Price Rule or otherwise maintain compliance with any of the other listing requirements. Nonetheless, the Company intends to monitor the closing bid price of its common stock and may, if appropriate, consider available options, including a reverse stock split, to regain compliance with the Minimum Bid Price Rule.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2023	PhenomeX Inc.

	By:	/s/ Scott Chaplin
Scott Chaplin
Chief Legal Officer